Exhibit 99.1

VALSPAR REPORTS THIRD QUARTER RESULTS

Company Reaffirms FY 2008 Guidance, Announces Actions to Lower Cost Structure

MINNEAPOLIS, Minn., August 11, 2008 – The Valspar Corporation (NYSE-VAL) today reported its results for the third-quarter ended July 25, 2008.

Third-quarter sales totaled $957.7 million, a 7.2 percent increase from the third quarter of 2007. Net income for the third quarter was $47.0 million. Third-quarter adjusted net income per share was $0.50, which excludes a $0.03 per share charge related to restructuring actions and a $0.03 per share non-cash adjustment for Huarun minority interest. In 2007, third-quarter net income was $58.2 million, or adjusted net income per share of $0.57, excluding a non-cash adjustment of $0.05 per share for Huarun minority interest. Third-quarter reported earnings per share were $0.44 in 2008 and $0.52 in 2007.

The company has initiated a comprehensive series of actions to lower its cost structure and further increase the efficiency of its operations. These restructuring actions resulted in a $0.03 per share charge to third-quarter earnings, and are expected to result in additional charges to earnings of $0.10 to $0.12 per share in the fourth quarter of fiscal 2008. The impact on earnings in fiscal 2009 is expected to be neutral, with savings offsetting in-year costs. Beginning in fiscal 2010, these actions are expected to generate ongoing savings of $0.12 to $0.14 per share.

“Results for the quarter were in line with our expectations,” said William L. Mansfield, Valspar chairman and chief executive officer. “Strong results from our international businesses, new business and pricing helped to partially offset the impact of substantially higher raw material costs and the weak U.S. economy.”

Looking ahead, the company anticipates ongoing pressure on raw material costs and continued weakness in the U.S. economy. “We remain focused on improving our competitive position,” said Mansfield. “We are moving forward with restructuring actions to further improve the efficiency of our business, implementing additional price increases and continuing to invest in our brands. We expect fiscal 2008 adjusted net income per share to be in the range of $1.55 to $1.65.”

Mansfield and Lori A. Walker, senior vice president and chief financial officer, will conduct a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) today. The call can be heard live over the Internet at Valspar’s website at www.valsparglobal.com under Investor Relations. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. A taped delay of the call will also be available from 12:00 p.m. Central Time August 11 through Midnight on August 25 by dialing 1-800-475-6701 from within the U.S. or 320-365-3844 from outside of the U.S., using access code 956044.

Investor Contact: Tyler N. Treat, (612) 375-7358

Media Contact: Mike Dougherty, (612) 375-7802

The Valspar Corporation (NYSE:VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry.

For more information, visit www.valsparglobal.com.

This press release contains certain “forward-looking” statements. These forward-looking statements are based on management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, dependence of internal earnings growth on economic conditions and growth in the domestic and international coatings industry; risks related to any future acquisitions, including risks of adverse changes in the results of acquired businesses and the assumption of unforeseen liabilities; risks of disruptions in business resulting from the integration process and higher interest costs resulting from further borrowing for any such acquisitions; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; risks of disruptions in business resulting from the Company’s relationships with customers and suppliers; unusual weather conditions adversely affecting sales; changes in raw materials pricing and availability; delays in passing along cost increases to customers; changes in governmental regulation, including more stringent environmental, health and safety regulations; the nature, cost and outcome of pending and future litigation and other legal proceedings; the outbreak of war and other significant national and international events; and other risks and uncertainties. The foregoing list is not exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

# # #

THE VALSPAR CORPORATION

COMPARATIVE CONSOLIDATED EARNINGS

For the Quarters Ended July 25, 2008 and July 27, 2007

	Third Quarter		Year-To-Date
(Dollars in thousands, except per share amounts)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	2008	2007	2008	2007
Net Sales	$957,683	$893,498	$2,559,186	$2,396,492
Cost of Sales	682,981	614,976	1,829,758	1,672,005
Operating Expenses	188,360	174,077	511,001	490,604
Income From Operations	86,342	104,445	218,427	233,883
Interest Expense	13,862	16,033	43,459	46,962
Other (Income) Expense, Net	1,928	1,301	5,871	3,345
Income Before Income Taxes	70,552	87,111	169,097	183,576
Income Taxes	23,563	28,894	57,246	60,245
Net Income	$46,989	$58,217	$111,851	$123,331
Huarun Redeemable Stock Accrual (1)	(3,049)	(5,067)	(8,877)	(15,201)
Net Income Available to Common Shareholders	$43,940	$53,150	$102,974	$108,130
Average Number of Shares O/S - basic	99,280,953	100,008,949	99,663,955	101,147,717
Average Number of Shares O/S - diluted	99,835,078	101,836,291	100,314,575	102,938,740
Net Income per Common Share - basic	$0.44	$0.53	$1.03	$1.07
Net Income per Common Share - diluted	$0.44	$0.52	$1.03	$1.05

(1)  HUARUN REDEEMABLE STOCK ACCRUAL REDUCED BASIC AND DILUTED NET INCOME PER SHARE $0.03 IN THE THIRD QUARTER OF 2008, $0.09 YEAR TO DATE IN 2008 AND $0.05 IN THE THIRD QUARTER OF 2007 AND $0.15 YEAR TO DATE IN 2007.

NON-GAAP FINANCIAL MEASURES

In the accompanying press release, management has reported non-GAAP financial measures – “Adjusted Net Income per Common Share –diluted” and “Full Year Guidance for Adjusted Net Income per Common Share – diluted” - which exclude a non-cash accrual relating to Huarun Redeemable Stock in connection with the Company's acquisition of the remaining minority interest shares of Huarun Paints Holding Company Limited and restructuring charges. Management discloses these measures because it believes these measures may assist investors in comparing the Company's results of operations in the respective periods without regard to the effect on the results in the 2008 and 2007 periods of the non-cash accrual relating to the Huarun acquisition and the effect of the restructuring charges in 2008.

NON-GAAP RECONCILIATION

The following is a reconciliation of “Net Income Per Common Share – diluted” to “Adjusted Net Income Per Common Share – diluted” for the periods presented:

	Third Quarter		Year-To-Date
	2008	2007	2008	2007
Net Income per Common Share - diluted	$0.44	$0.52	$1.03	$1.05
Huarun Redeemable Stock Accrual	$0.03	$0.05	$0.09	$0.15
Restructuring Charges	$0.03	$—	$0.03	$—
Adjusted Net Income per Common Share - diluted	$0.50	$0.57	$1.15	$1.20

The following is a reconciliation of “Forecasted Net Income per Common Share – Diluted” to our “Full Year Guidance” for the period presented.

Full Year 2008
Forecasted Net Income per Common Share - diluted	$1.30 – $1.38
Huarun Redeemable Stock Accrual	$0.12
Restructuring Charges	$0.13 – $0.15
Full Year Guidance for Adjusted Net Income per Common Share - diluted	$1.55 – $1.65

(Dollars in thousands)	July 25, 2008	October 26, 2007	July 27, 2007
Assets	(Unaudited)		(Unaudited)
Current Assets:
Cash and Cash Equivalents	$101,114	$84,948	$83,954
Accounts Receivable, Net	651,925	537,890	568,877
Inventories	307,641	291,688	307,483
Other	121,091	115,116	131,878
Total Current Assets	1,181,771	1,029,642	1,092,192
Goodwill	1,379,393	1,298,951	1,298,077
Other Assets, Net	625,785	609,292	612,171
Property, Plant & Equipment, Net	511,340	514,396	493,202
Total Assets	$3,698,289	$3,452,281	$3,495,642

Liabilities and Stockholders’ Equity
Current Liabilities:
Notes Payable and Commercial Paper	$301,124	$367,521	$447,435
Trade Accounts Payable	436,897	371,437	398,930
Income Taxes	8,089	19,316	35,399
Accrued Liabilities	264,228	270,873	253,235
Total Current Liabilities	1,010,338	1,029,147	1,134,999
Long Term Debt	783,744	648,988	603,351
Deferred Liabilities	384,328	356,007	400,647
Huarun Redeemable Stock	46,219	37,342	33,924
Stockholders’ Equity	1,473,660	1,380,797	1,322,721
Total Liabilities and Stockholders’ Equity	$3,698,289	$3,452,281	$3,495,642

The Valspar Corporation

Other Financial Data

Dollars in millions, except per share amounts

	Quarter 3		YTD
	2008	2007	2008	2007
I. Comparison year over year
Earnings Per Share
Diluted EPS, reported	$0.44	$0.52	$1.03	$1.05
Adjustments Per Share, net of tax:
Restructuring charges, net	$0.03	$—	$0.03	$—
Favorable (Unfavorable) tax adjustments	$—	$—	$—	$0.01
Huarun redeemable stock accrual	$0.03	$0.05	$0.09	$0.15

Gross Margin, as a percentage of net sales *
Gross Margin, reported	28.7%	31.2%	28.5%	30.2%
Gross Margin, adjusted for net cost of restructuring	29.0%	31.2%	28.6%	30.2%

Operating Expense as a percentage of net sales *
Operating Expense, reported	19.7%	19.5%	20.0%	20.5%
Operating Expense, adjusted for net cost of restructuring	19.6%	19.5%	20.0%	20.5%

Operating Profit as a percentage of net sales *
Operating Profit, reported	9.0%	11.7%	8.5%	9.8%
Operating Profit, adjusted for net cost of restructuring	9.4%	11.7%	8.6%	9.8%

	Quarter 3		YTD
	2008	2007	2008	2007
II. Segment Data
Sales
Coatings	$543.3	$484.3	$1,508.6	$1,349.9
Paint	$335.7	$325.7	$826.3	$819.2
All Other less intersegment sales	$78.7	$83.5	$224.3	$227.4
Total	$957.7	$893.5	$2,559.2	$2,396.5

Earnings Before Interest and Taxes (EBIT) *
Coatings	$52.1	$58.5	$140.8	$138.6
Paint	$29.4	$36.1	$71.3	$86.1
All Other	$2.9	$8.5	$0.5	$5.8
Total	$84.4	$103.1	$212.6	$230.5

* Certain amounts in prior years’ financial statements have been reclassified to conform with the 2008 presentation.